EXHIBIT 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Chief Executive Officer

FOR IMMEDIATE RELEASE

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Alexandra Tramont/Matt Steinberg
(212) 850-5600

MILLER INDUSTRIES REPORTS 2012 SECOND QUARTER RESULTS AND DECLARES
REGULAR QUARTERLY DIVIDEND

CHATTANOOGA, Tennessee, August 8, 2012 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the second quarter ended June 30, 2012.

For the second quarter of 2012, net sales were $87.3 million, compared with $97.6 million for the second quarter of 2011. Results in the 2012 second quarter did not include any government-related orders which represented 22% of sales in the year-ago period.  Net income in the second quarter of 2012 was $2.5 million, or $0.23 per diluted share, compared to net income of $5.8 million, or $0.47 per diluted share, in the prior year period.

Gross profit for the second quarter of 2012 was $10.6 million, or 12.1% of net sales, compared to $17.5 million, or 17.9% of net sales, for the second quarter of 2011.  For the second quarter of 2012, selling, general and administrative expenses were $7.2 million, or 8.3% of net sales, compared to $7.7 million, or 7.9% of net sales, in the prior year period.  Average diluted shares outstanding decreased 8.5% to 11.3 million at the end of the second quarter of 2012 from 12.3 million at the end of the second quarter of 2011, reflecting the impact of the Company’s previously announced $20 million share repurchase program.

Other income related to foreign currency transactions was a net gain of $1.0 million in the second quarter of 2012 compared to a net gain of $9,000 in the second quarter of 2011.

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MILLER INDUSTRIES REPORTS 2012 SECOND QUARTER RESULTS	PAGE 2

For the six-month period ended June 30, 2012, net sales were $182.3 million, compared to $206.5 million in the prior year period.  Results in the first six months of 2011 included the completion of a government-related order from a prime contractor during the first quarter of 2011 that did not recur in the 2012 period.  The Company reported net income of $4.6 million, or $0.40 per diluted share, for the first half of 2012, compared to net income for the first half of 2011 of $13.2 million, or $1.08 per diluted share.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.13 per share, payable September 24, 2012, to shareholders of record at the close of business on September 17, 2012.

Jeffrey I. Badgley, CEO of the Company, stated, “During the 2012 second quarter, we continued to execute in an environment that quickly became challenging.  After a promising start, conditions softened in our markets worldwide as the quarter progressed due to difficult macroeconomic conditions that affected customer purchasing decisions, reducing demand levels over the course of the period.  Additionally, our performance this quarter continued to face challenging comparables from the year ago period, which included government-related sales that did not repeat in the current quarter. As expected, the resulting shift in sales mix to include a more normalized level of commercial and chassis sales was reflected in our gross margin performance for the quarter.”

Mr. Badgley added, “Against this backdrop, we are focusing on those areas that will drive sales, further reduce our cost structure, and position us for longer-term growth.  During the quarter, we focused our efforts to target new customers domestically and continued to pursue government tenders both in the U.S. and abroad.  Internationally, we sought new distribution channels in Europe, and were active in building promising new avenues for growth.  We also continued to develop new products and capabilities to meet our customers’ evolving needs.”

Mr. Badgley concluded, “As we head into the second half of the year, we expect that short-term volatility in demand will continue to be affected by customer sentiment regarding the broader economy.  Our focus in this environment will be on pursuing new markets and opportunities while investing in initiatives that will drive growth and returns over the longer-term.  Overall, we remain committed to fulfilling our objectives and to maximizing value for our shareholders.”

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MILLER INDUSTRIES REPORTS 2012 SECOND QUARTER RESULTS	PAGE 3

         In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for tomorrow, August 9, 2012, at 10:00 AM ET.  Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=86808

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through August 16, 2012.  The replay number is (877) 344-7529, Passcode 10016074.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products and our future revenue levels, operating results and growth initiatives, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2011, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2012	2011	Change	2012	2011	Change
NET SALES	$87,346	$97,566	-10.5%	$182,303	$206,491	-11.7%

COSTS AND EXPENSES:

COST OF OPERATIONS	76,781	80,092	-4.1%	160,854	168,284	-4.4%

SELLING, GENERAL AND	7,204	7,697	-6.4%	14,206	15,846	-10.3%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	214	214	0.0%	431	360	19.7%

OTHER (INCOME) EXPENSE	(1,039)	(9)	N/A	(703)	(9)	N/A

TOTAL COSTS AND EXPENSES	83,160	87,994	-5.5%	174,788	184,481	-5.3%

INCOME BEFORE INCOME TAXES	4,186	9,572	-56.3%	7,515	22,010	-65.9%

INCOME TAX PROVISION	1,640	3,796	-56.8%	2,959	8,790	-66.3%

NET INCOME	$2,546	$5,776	-55.9%	$4,556	$13,220	-65.5%

BASIC INCOME PER COMMON SHARE	$0.23	$0.49	-53.1%	$0.41	$1.12	-63.4%

DILUTED INCOME PER COMMON SHARE	$0.23	$0.47	-51.1%	$0.40	$1.08	-63.0%

CASH DIVIDENDS DECLARED PER SHARE	$0.13	$0.12	8.3%	$0.26	$0.24	8.3%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,062	11,884	-6.9%	11,046	11,823	-6.6%
DILUTED	11,251	12,295	-8.5%	11,250	12,274	-8.3%